                                                                 Exhibit 10.1






                                CREDIT AGREEMENT



                                  by and among

                            TRANSITION SYSTEMS, INC.
                                  as Borrower,



                               NATIONSBANK, N.A.,
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                                 April 26, 1996

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                Definitions and Terms......................................  1
1.1.     Definitions.......................................................  1
1.2.     Rules of Interpretation........................................... 22

                                   ARTICLE II

                The Revolving Credit Facility.............................. 23
2.1.     Revolving Loans................................................... 23
2.2.     Payment of Interest............................................... 24
2.3.     Payment of Principal.............................................. 25
2.4.     Non-Conforming Payments........................................... 25
2.5.     Revolving Notes................................................... 26
2.6.     Pro Rata Payments................................................. 26
2.7.     Reductions........................................................ 26
2.8.     Conversions and Elections of Subsequent
         Interest Periods.................................................. 27
2.9.     Fees.............................................................. 27
2.10.    Deficiency Advances............................................... 28
2.11.    Use of Proceeds................................................... 29

                                  ARTICLE III

                Guaranties................................................. 29
3.1.     Facility Guaranty................................................. 29
3.2.     Further Assurances................................................ 29

                                   ARTICLE IV

                Yield Protection and Illegality............................ 29
4.1.     Additional Costs.................................................. 29
4.2.     Suspension of Loans............................................... 31
4.3.     Illegality........................................................ 31
4.4.     Compensation...................................................... 32
4.5.     Alternate Loan and Lender......................................... 33
4.6.     Taxes............................................................. 33

                                   ARTICLE V

                Conditions to Making Loans................................. 35
5.1.     Conditions of Initial Advance..................................... 35
5.2.     Conditions of All Revolving Loans................................. 38

                                   ARTICLE VI

                Representations and Warranties............................. 38
6.1.     Corporate Existence and Power; Subsidiaries....................... 39
6.2.     Corporate Authorization; No Contravention......................... 40
6.3.     Governmental Authorization........................................ 40

6.4.     Binding Effect.................................................... 40
6.5.     Capitalization.................................................... 40
6.6.     Financial Information............................................. 41
6.7.     Absence of Certain Changes........................................ 42
6.8.     Litigation; Loss Contingencies.................................... 42
6.9.     No Default or Breach.............................................. 43
6.10.    Material Contracts................................................ 43
6.11.    Related Party Agreements.......................................... 43
6.12.    Environmental Compliance.......................................... 43
6.13.    Compliance with Law............................................... 44
6.14.    Title to Properties............................................... 44
6.15.    Taxes............................................................. 44
6.16.    Employee Matters.................................................. 44
6.17.    Intellectual Property............................................. 45
6.18.    Insurance......................................................... 46
6.19.    Books and Records................................................. 46
6.20.    Investment Company; Government Regulations........................ 46
6.21.    Disclosure........................................................ 46
6.22.    Broker's, Finder's or Similar Fees................................ 47
6.23.    Solvency Matters.................................................. 47


                                  ARTICLE VII

                Affirmative Covenants...................................... 47
7.1.     Financial Reports, Etc............................................ 47
7.2.     Maintain Properties............................................... 49
7.3.     Existence, Qualification, Etc..................................... 49
7.4.     Regulations and Taxes............................................. 49
7.5.     Insurance, Proceeds of Insurance and
         Condemnation...................................................... 50
7.6.     True Books........................................................ 50
7.8.     Observe all Laws.................................................. 50
7.9.     Governmental Licenses............................................. 51
7.10.    Covenants Extending to Other Persons.............................. 51
7.11.    Officer's Knowledge of Default.................................... 51
7.12.    Suits or Other Proceedings........................................ 51
7.13.    Notice of Discharge of Hazardous Material or
         Environmental Complaint........................................... 51
7.14.    Environmental Compliance.......................................... 51
7.15.    Indemnification................................................... 52
7.16.    Further Assurances................................................ 52
7.17.    Employee Benefit Plans............................................ 52
7.18.    Continued Operations.............................................. 53
7.19.    New Subsidiaries.................................................. 53
7.20.    Compliance with Material Contracts.  ............................. 54


                                  ARTICLE VIII

                Negative Covenants......................................... 55
8.1.     Financial Covenants............................................... 55

8.2.     Acquisitions...................................................... 55
8.3.     Liens............................................................. 56
8.4.     Indebtedness...................................................... 57
8.5.     Capital Expenditures.............................................. 58
8.6.     Transfer of Assets................................................ 58
8.7.     Investments....................................................... 58
8.8.     Merger or Consolidation........................................... 59
8.9.     Restricted Payments............................................... 59
8.10.    Transactions with Affiliates...................................... 59
8.11.    Compliance with ERISA............................................. 60
8.12.    Fiscal Year....................................................... 61
8.13.    Dissolution, Etc.................................................. 61
8.14.    Limitations on Sales and Leasebacks............................... 61
8.15.    Negative Pledge Clauses........................................... 61

                                   ARTICLE IX

                Events of Default and Acceleration......................... 61
9.1.     Events of Default................................................. 61
9.2.     Agent to Act...................................................... 65
9.3.     Cumulative Rights................................................. 65
9.4.     No Waiver......................................................... 65
9.5.     Allocation of Proceeds............................................ 66

                                   ARTICLE X

                The Agent.................................................. 66
10.1.    Appointment....................................................... 66
10.2.    Attorneys-in-fact................................................. 67
10.3.    Limitation on Liability........................................... 67
10.4.    Reliance.......................................................... 67
10.5.    Notice of Default................................................. 68
10.6.    No Representations................................................ 68
10.7.    Indemnification................................................... 68
10.8.    Lender............................................................ 69
10.9.    Resignation....................................................... 69
10.10.   Sharing of Payments, Etc.......................................... 70
10.11.   Fees.............................................................. 70

                                   ARTICLE XI

                Miscellaneous.............................................. 70
11.1.    Assignments and Participations.................................... 70
11.2.    Notices........................................................... 72
11.3.    Setoff............................................................ 74
11.4.    Survival.......................................................... 74
11.5.    Expenses.......................................................... 74
11.6.    Amendments........................................................ 75
11.7.    Counterparts...................................................... 76
11.8.    Termination....................................................... 76
11.9.    Indemnification; Limitation of Liability.......................... 76
11.10.   Severability...................................................... 77
11.11.   Entire Agreement.................................................. 77

11.12.   Agreement Controls................................................ 77
11.13.   Usury Savings Clause.............................................. 78
11.14.   GOVERNING LAW; WAIVER OF JURY TRIAL............................... 78
11.15.   Confidentiality................................................... 79
11.16.   Termination of Prior Credit Facilities............................ 80

EXHIBIT A

            Applicable Commitment Percentages.............................  A-1

EXHIBIT B

            Form of Assignment and Acceptance.............................. B-1

EXHIBIT C

      Notice of Appointment (or Revocation) of Authorized
                        Representative..................................... C-1

EXHIBIT D

            Form of Borrowing Notice....................................... D-1

EXHIBIT E

            Form of Facility Guaranty for Material Subsidiaries............ E-1

EXHIBIT F

            Form of Interest Rate Selection Notice......................... F-1

EXHIBIT G

            Form of Revolving Note......................................... G-1

EXHIBIT H

            Forms of Opinions of Borrower's Counsel........................ H-1

EXHIBIT I
                       Compliance Certificate.............................. I-1

SCHEDULES

Schedule 6.1(a)    Foreign Qualifications
Schedule 6.1(b)    Subsidiaries and Ownership Interests
Schedule 6.2(c)    Non-Contravention
Schedule 6.3       Government Authorizations
Schedule 6.5       Capitalization
Schedule 6.6(a)    Undisclosed Liabilities
Schedule 6.7       Certain Changes
Schedule 6.8       Litigation

Schedule 6.9       Defaults
Schedule 6.11      Related Party Agreements
Schedule 6.13      Compliance with Law
Schedule 6.16      Employee Matters
Schedule 6.17      Intellectual Property
Schedule 6.18      Insurance
Schedule 8.3       Permitted Liens

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of April 26, 1996 (this "Agreement"), is made by and among TRANSITION SYSTEMS, INC., a Massachusetts corporation having its principal place of business in Boston, Massachusetts (the "Borrower"), NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and EACH OTHER FINANCIAL INSTITUTION EXECUTING AND DELIVERING A SIGNATURE PAGE HERETO and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.9, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the principal amount of $25,000,000, the proceeds of which are to be used for general corporate purposes and permitted Acquisitions; and

         WHEREAS, the Lenders are willing to make the revolving credit facility available to the Borrower upon the terms and conditions set forth herein.

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

              "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

             "Advance" means any borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

             "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (calculated after giving effect to the conversion of all owned capital stock convertible into voting stock of the Borrower) of the Borrower; or (iii) of which 10% or more of any class of its outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of its equity interest) is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

             "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided, however, that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

             "Applicable Unused Fee" means three-tenths of one percent (.30%) per annum.

             "Applicable Usage Fee" means one-fourth of one percent (.25%) per annum.

             "Articles of Organization" means the articles of organization of the Borrower, as amended and in effect on the date hereof.

              "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 8.6 hereof, of (a) any or all of the assets of the Borrower or its Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary (other than a disposition to a Guarantor).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to
         Section 11.1.

             "Authorized Representative" means any of the President or any Vice President of the Borrower or, with respect to financial matters, the chief financial officer or controller of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

             "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

             "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

             "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

             "Borrower's Account" means a demand deposit account number 1366210022506 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

             "Borrower's Software" has the meaning given such term in Section
         6.17 hereof.

             "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility in the form of Exhibit D.

             "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York, Massachusetts and Texas are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, Boston, Massachusetts and Charlotte, North Carolina.

             "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

             "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

             "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

             "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied.

              "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto and any regulations promulgated thereunder.

             "Commission" means the Securities and Exchange Commission or any successor thereto.

             "Common Stock" means, collectively, the Voting Common Stock and the Non-Voting Common Stock.

             "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in
         Section 6.6(a).

             "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) amortization and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

             "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

             "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

             "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

             "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date without including in such determination the stated amount of issued and outstanding shares of Preferred Stock) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

             "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of interest income and dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement), less all operating and non-operating expenses (other than other expenses related to extraordinary events, all of which shall be excluded from the calculation of Consolidated Net Income) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 8.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies,
         (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, there shall be excluded from such determination charges and expenses incurred during the fiscal quarter ending March 30, 1996 with respect to the exercise of certain stock options in an aggregate principal amount not to exceed $3,023,964 and incurred during the fiscal quarter ending June 30, 1996 with respect to capitalized expenditures in an aggregate amount not to exceed $3,750,000 previously incurred in connection with the Borrower's recapitalization pursuant to the Recapitalization Agreement and provided further, however, that to the extent the amount of all software research and development costs accounted for as Capital Expenditures during the Four-Quarter Period ending on any Determination Date exceeds the amortization of such research and development Capital Expenditures for such Four-Quarter Period, such excess shall be treated as an expense and deducted from gross revenue in the calculation of Consolidated Net Income for the fiscal quarter ending on such Determination Date.

             "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, there shall be excluded from such determination charges and expenses incurred during the fiscal quarter ending March 30, 1996 with respect to the exercise of certain stock options in an aggregate principal amount not to exceed $3,023,964 and incurred during the fiscal quarter ending June 30, 1996 with respect to capitalized expenditures in an aggregate amount not to exceed $3,750,000 previously incurred in connection with the Borrower's recapitalization pursuant to the Recapitalization Agreement.

             "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the stated amount of issued and outstanding share capital and (without duplication) the stated amount of issued and outstanding shares of Preferred Stock, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the stated amount of any (except under clause (i) above) treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

             "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                     (1) to purchase such Indebtedness or other obligation or
             any property or assets constituting security therefor;

                    (2) to advance or supply funds in any manner (i) for the
             purchase or payment of such Indebtedness or other obligation, or
             (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                    (3) to grant or convey any Lien on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                    (4) to lease property or to purchase securities or other
             property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                    (5) otherwise to assure the owner of the Indebtedness or
             such obligation of the primary obligor against loss in respect thereof.

             "Contractual Obligation" means, with respect to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which any of its property is bound.

             "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration,
         (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the NASDAQ National Market System with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

             "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

             "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

             "Determination Date" means the last day of each fiscal quarter of the Borrower.

             "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

             "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                    (a) Government Securities;

                    (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in Dollars in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                    (c) interest bearing demand or time deposits issued by any
              Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P and "A" or better by Moody's;

                    (d) Repurchase Agreements;

                    (e) Municipal Obligations; or

                    (f) shares of mutual funds which invest in obligations
             described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P.

             "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, which (i) is maintained for employees of the Borrower or is assumed by the Borrower in connection with any Acquisition or any of its ERISA Affiliates or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

             "Employee Stock Purchase Plan" means the 1996 Employee Stock Purchase Plan, or any other employee stock purchase plan approved by the Board of Directors of the Borrower.

             "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

             "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary).

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

             "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

             "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

             "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar = Interbank Offered Rate   +    1.00%
                      ----------------------
            Rate      1- Eurodollar Reserve Percentage

             "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

             "Event of Default" means any of the occurrences set forth as such in Section 9.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

             "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders in the form of Exhibit E hereto, delivered as of the Closing Date and otherwise pursuant to Section 7.19, guaranteeing all of the Obligations as the same may be amended, modified or replaced.

             "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent.

             "Fiscal Year" means the fiscal period of the Borrower and its Subsidiaries commencing on the Sunday immediately following the last Saturday in September of each calendar year and ending on the last Saturday in September of the subsequent calendar year.

             "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

             "Foreign Subsidiary" means any Subsidiary which is incorporated in any jurisdiction other than any state of the United States of America or the District of Columbia.

             "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

             "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

             "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

               "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

             "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

             "Guarantors" means, at any date, all Material Subsidiaries that are required to be parties to a Facility Guaranty at such date.

             "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

             "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liabilities of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits or other deferred credits or reserves, and deferred compensation arrangements consistent with past practice.

         "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness (including all principal, accrued interest and fees with respect thereto) in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

             "Initial Public Offering" means an initial underwritten offering to the public of shares of the Borrower's Common Stock pursuant to an effective registration thereof with the Commission which results in Net Proceeds to the Borrower of at least $60,000,000.

             "Intellectual Property" has the meaning given to such term in
         Section 6.17 hereof.

             "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-one hundredth (1/100) of one percent) per annum rate of interest determined by the office of the Agent then determining such rate (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan.

             "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                   (i) if the Authorized Representative fails to notify the
              Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                   (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                   (iii) any Interest Period which begins on the last Business
              Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                   (iv) no Interest Period shall extend past the Revolving
              Credit Termination Date for Revolving Credit Loans; and

                   (v) there shall not be more than five (5) Interest Periods in effect on any day.

             "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit F.

             "Investors" means Warburg, Pincus Ventures, L.P. and any other Person to which any of the rights and obligations of Warburg, Pincus Ventures, L.P. under the Recapitalization Agreement are assigned and delegated pursuant to the terms of the Recapitalization Agreement.

             "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

              "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

             "Loan" or "Loans" means any of the Revolving Loans made under the Revolving Credit Facility.

             "Loan Documents" means this Agreement, the Notes, the Facility Guaranties and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

             "Management Stock Options" means options to purchase Voting Common Stock granted pursuant to the 1995 Incentive and Non-Statutory Stock Option Plan, or any other stock option plan approved by the Board of Directors of the Borrower.

             "Material Adverse Effect" means a material adverse effect (a) on the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) on the ability of any party to the Loan Documents to perform, or of the Agent to enforce, the obligations of such Person under the Loan Documents to which it is a party.

             "Material Contracts" means any contract, agreement or commitment of the Borrower or any Subsidiary the expiration or termination of which would be reasonably likely to result in a Material Adverse Effect.

              "Material Subsidiary" means, as of any date of determination, any direct or indirect Subsidiary of the Borrower which (a) has total assets of at least $2,000,000 (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 7.1(a) or (b) (or if such determination shall be made prior to delivery of such financial statements, then calculated with respect to the Fiscal Year end financial statements referenced in Section 6.6(a) hereof) (the "Required Financial Information")) or (b) has net income for any Four Quarter Period equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower that together with the Borrower have assets equal to not less than 95% of the consolidated total assets of the Borrower and its Subsidiaries (calculated as described above) and net income of not less than 95% of Consolidated Net Income (calculated as described above); provided further that if more than one combination of the Borrower and its Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower, but in any instance relating to the obligation of a Material Subsidiary to deliver a Facility Guaranty, the term "Material Subsidiary" shall include only those Foreign Subsidiaries which are not prohibited or materially restricted by the laws of its jurisdiction of organization from executing, delivering and performing a guaranty of its parent company's obligations.

             "Moody's" means Moody's Investors Service, Inc.

             "Multiemployer Plan" means a "multiemployer plan" as defined in
         Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

             "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

             "Net Proceeds" means cash proceeds received by the Borrower from an Initial Public Offering as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance.

             "Non-Voting Common Stock" means the non-voting common stock, $.01 par value, of the Borrower designated as its "NonVoting Common Stock."

             "Note Purchase Agreement" means that certain Subordinated Note and Warrant Purchase Agreement dated as of January 24, 1996 between the Borrower and the NationsBanc Investment Corporation and pursuant to which certain 13.0% Subordinated Notes and the Warrant were issued.

             "Notes" means, collectively, the Revolving Notes.

             "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

             "Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest accrued thereon.

             "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

             "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is or was maintained for employees of the Borrower or any ERISA Affiliate.

             "Permitted Liens" shall have the meaning given to such term in
         Section 8.3 hereof.

             "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

             "Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

             "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

             "Principal Office" means the office of the Agent at NationsBank, N.A., Independence Center, 15th Floor, NC1 001- 15-04, Charlotte, North Carolina 28255, Attention: Ms. Lori McIntosh, Agency Services, or such other office and address as the Agent may from time to time designate.

             "Principal Office Lease" means that certain Sublease Agreement dated as of March 17, 1992 between the Borrower and Ernst & Young.

             "Prior Credit Facilities" means that certain Credit Agreement dated as of January 24, 1996 among the Borrower, the Lenders and the Agent and the term loan and revolving credit facilities provided thereunder, together with all notes and other loan documents executed in connection therewith.

             "Recapitalization Agreement" means that certain Recapitalization Agreement dated as of December 8, 1995, as amended January 23, 1996, among the Borrower, the Investors and certain holders of equity interests in the Borrower without giving effect to any subsequent amendment, revision or supplement.

             "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

             "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

             "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose unsecured and unsubordinated debt obligations or commercial paper are rated "A" by both S&P and Moody's or "A-1" by S&P and "P-1" by Moody's.

              "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure.

             "Requirements of Law" means, with respect to a Person, the charter and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or final and nonappealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

             "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, paid on account of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, including without limitation the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect (any of the foregoing, a "Capital Stock Purchase Event"), of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, including without limitation the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock, other than (i) payments not in excess of $250,000 in any Fiscal Year made in connection with the exercise by the Borrower of any repurchase or first refusal rights that it may have to repurchase shares of Voting Common Stock issued pursuant to the exercise of Management Stock Options or employee stock options, (ii) any Capital Stock Purchase Event the proceeds of which are payable or distributable solely to the Borrower or any Guarantor from a Subsidiary, (iii) any Capital Stock Purchase Event payable solely in capital stock of the Borrower and (iv) cash payments made in respect of fractional shares resulting from any such permitted exchange or conversion or exercise of the Warrant; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, other than payments made solely in capital stock of the Borrower.

             "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

             "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest due thereon.

             "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

             "Revolving Credit Termination Date" means (i) April 26, 1999 or
         (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings.

             "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II.

             "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit G, with appropriate insertions as to amounts, dates and names of Lenders.

             "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

             "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

             "Series A Preferred Stock" means the Series A Non-Voting Preferred Stock, $.01 par value per share, of the Borrower.

             "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $.01 par value per share, of the Borrower.

             "Series C Preferred Stock" means the Series C Convertible Preferred Stock, $.01 par value per share, of the Borrower.

             "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

             "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

             "Termination Event" means: (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4063 of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or
         (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

         (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

             "Total Revolving Credit Commitment" means a principal amount equal to $25,000,000, as reduced from time to time in accordance with Section 2.7.

             "Treasury Regulations" means the final and temporary regulations of the U.S. Department of the Treasury promulgated under the Code.

             "TSI International" means Transition Systems International, Inc., a Massachusetts corporation.

             "TSI Virgin Islands" means TSI, Virgin Islands Foreign Sales Corporation, a Virgin Islands (United States) corporation.

             "UCC" means the Uniform Commercial Code of the State of New York, as amended or supplemented from time to time.

             "Unfunded Vested Accrued Benefits" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

             "Voting Common Stock" means the voting common stock, $.01 par value, of the Borrower designated as its "Common Stock."

             "Warrant" means that certain Non-Voting Common Stock Purchase Warrant dated as of January 24, 1996 by the Borrower in favor of NationsBanc Investment Corporation, granting the right to purchase up to 892 shares of the Class B Common Stock.

             "Welfare Plans" has the meaning given to such term in Section 7.16(b) hereof.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis;

                  (b) Each term defined in Article 1 or 9 of the UCC shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction;

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof;

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement;

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require;

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

                  (g) References to "including" means including without limiting the generality of any description preceding such term;

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                                   ARTICLE II

                          The Revolving Credit Facility

         2.1. Revolving Loans.

              (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the aggregate principal amount of Revolving Loans then outstanding shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Sections 2.3 and 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.4.

              (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate principal amount of the Revolving Loans outstanding shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Revolving Loan hereunder and each conversion under Section 2.8, shall be in an amount of at least $700,000 or any integral multiple of $100,000 in excess thereof.

         (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional Advance hereunder or the conversion of borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a

Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Base Rate Loan (whether representing an additional Advance hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:30 A.M.) not later than 2:00 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 3:30 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrower on the date so specified by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than five (5) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8 hereof, the Borrower shall be deemed to have elected to convert such Revolving Loan to (or continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8 hereof.

         2.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid, continued or converted, as applicable, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any amount due under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest at the Default Rate while such past due amount remains unpaid.

         (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid, without duplication, (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 28, 1996 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the commencement of such Interest Period and (iii) upon payment in full of the principal amount of such Revolving Loan.

         2.3. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time without penalty or premium, provided the Borrower gives the Agent notice of such prepayment by telecopy at or prior to 11:00 A.M. on the date of such prepayment. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 4.4. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $700,000 or any integral multiple of $100,000 in excess thereof, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) or Section 2.7.

         2.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent with notice to the Borrower of such debit.

              (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.5. Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 2.9 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.7. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment by the amount of such reduction. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Loans then outstanding exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.4.

         2.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below, the Borrower may:

              (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:30 A.M. on any Business Day, convert all or a part of any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

              (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:30 A.M. on the date that is three (3) Business Days prior to the date of such election or conversion:

                    (i) elect a subsequent Interest Period for all or a portion of any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; and

                    (ii) convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

         Each election and conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 4:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.9. Fees.

              (a) Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which (i) the Total Revolving Credit Commitment exceeds (ii) the principal amount of Revolving Loans outstanding. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing June 28, 1996 to and on the Revolving Credit Termination Date.

Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee for so long as such Lender shall not have made available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

              (b) Usage Fee. For each fiscal quarter during which the Agent determines that the average daily principal amount of Revolving Loans outstanding during such quarter ("Quarterly Average Revolving Loans") equals or exceeds fifty percent (50%) of the Total Revolving Credit Commitment, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a usage fee equal to the Applicable Usage Fee multiplied by the Quarterly Average Revolving Loans for such fiscal quarter. Such fees shall be due in arrears on the third Business Day following the fiscal quarter for which such usage fee shall apply. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee for so long as such Lender shall not have made available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.10. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at, for the first three days such deficiency advance shall be outstanding, the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, and thereafter at the Base Rate, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         2.11. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower (a) for general corporate purposes and (b) to finance Acquisitions permitted hereunder.


                                   ARTICLE III

                                   Guaranties

         3.1. Facility Guaranty. The Borrower will cause each of its Material Subsidiaries to deliver as of the Closing Date and as required pursuant to
Section 8.19 hereof a Facility Guaranty jointly and severally guaranteeing all of the Borrower's Obligations.

         3.2. Further Assurances. At the request of the Agent, the Borrower will cause its Subsidiaries to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the Guaranty in favor of the Agent contemplated hereby and by the other Loan Documents.


                                   ARTICLE IV

                         Yield Protection and Illegality

         4.1. Additional Costs. (a) The Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Eurodollar

Reserve Percentage, Prime Rate, Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Agent or the Lenders under this Agreement or the Notes (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

              (c) Determinations by any Lender for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent within one hundred eighty
(180) days of the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs. No Lender or any parent corporation shall be entitled to receive reimbursement for costs incurred more than one hundred eighty (180) days prior to such delivery.

         4.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

              (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

              (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan for such Interest Period.

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Base Rate Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans into Base Rate Loans, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 4.2 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof and shall also promptly notify the Authorized Representative when such suspension has terminated.

         4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with Section 2.8 or earlier if required by applicable law. The conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is so suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         4.4. Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it (including without limitation any interest paid or other expense incurred by such Lender on funds borrowed or otherwise obtained by it to make or carry its Eurodollar Rate Loans and any loss sustained or expense incurred by such Lender in connection with the liquidation or reemployment of deposits or other funds acquired by it to make or carry its Eurodollar Rate Loans) as a result of:

              (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to Sections 4.1, 4.2 or 4.3; or

              (b) any failure by the Borrower to borrow a Eurodollar Rate Loan on the date for such borrowing specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Article II hereof.

provided, such loss shall in no event include the failure to earn the Applicable Margin. A determination of a Lender as to the amounts payable pursuant to this
Section 4.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.4 shall promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         4.5. Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate or the Eurodollar Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Notwithstanding the provisions of Section 2.2(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

         4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and
(iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

              (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

              (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

              (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

If any such Taxes shall be or become applicable after the date of this Agreement to such payments by the Borrower to a Lender, such Lender shall use reasonable efforts to make, fund, or maintain the

Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender of such Loan. If the Borrower is required to make any additional payment to a Lender pursuant to this Section 4.6, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the Taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse the Borrower the amount of any such credit, relief, remission or repayment.

         (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt. Any Lender that fails to provide such certificates or forms that it is required to provide under this Section 4.6(b) shall not be entitled to the benefits of this Section 4.6 and, to the extent required by law, the Borrower shall be entitled to deduct from, and pay to the applicable taxing authority, taxes from the payments made by the Borrower to such Lender. The Lenders shall, from time to time, complete, execute and deliver such updates or extensions or renewals or replacements of those forms, certificates and documents as may be necessary to continue or maintain any such exemption.

         (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrower.

                                    ARTICLE V

                           Conditions to Making Loans

         5.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility is subject to the conditions precedent that:

              (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                  (i) executed originals of each of this Agreement, the Notes and the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit H hereto;

                  (iii) a certificate from the Borrower dated the Closing Date and signed by the Clerk or an Assistant Clerk of the Borrower certifying (A) that the attached are true, correct and complete copies of (1) the Articles of Organization and bylaws of the Borrower, and (2) votes of the shareholders of the Borrower approving the execution delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated thereby, and that all such documents and agreements are in full force and effect, and (B) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the other Loan Documents and any other document delivered in connection herewith on behalf of the Borrower;

                  (iv) a certificate issued as of a recent date by the Secretary of The Commonwealth of Massachusetts as to the due existence and good standing of the Borrower and a certificate issued from the Department of Revenue of The Commonwealth of Massachusetts as to the tax good standing of the Borrower;

                  (v) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of the State of California and the Territory of Guam;

                  (vi) notice of appointment of the initial Authorized Representative(s);

                  (vii) certificate of the Borrower by an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 8.1(a) through 8.1(d) as of the Closing Date, substantially in the form of
              Exhibit I;

                  (viii) evidence of all insurance required by the Loan
              Documents;

                  (ix) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                  (x) evidence that all fees payable by the Borrower on the Closing Date to the Agent and the Lenders have been paid in full; and

                  (xi) copies of all cross-receipts between the Borrower and the underwriter of the Initial Offering;

                  (xii) payoff letter with funding instructions from the holder of the 13.0% Subordinated Notes together with copies of such notes marked "cancelled";

                  (xiii) payoff letter with funding instructions from the
              lenders under the Prior Credit Facilities;

                  (xiv) evidence that the Securities and Exchange Commission has declared effective the registration made on Form S-1; and

                  (xv) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

         (b) Each of the following shall have occurred or be true and the Agent shall have received a certificate of the Chief Financial Officer of the Borrower as to the truth or accuracy thereof:

              (i)   The Initial Public Offering shall have been consummated;

              (ii) All Indebtedness incurred in connection with the Note Purchase Agreement shall have been paid in full in cash and all of the 13.0% Subordinated Notes issued thereunder shall have been cancelled;

              (iii) The Prior Credit Facilities shall have been paid in full and terminated;

              (iv) all of the Preferred Stock shall have been redeemed or converted into Common Stock in accordance with its terms;

              (v) The representations and warranties of the Borrower and the Subsidiaries set forth in Article VI of the Credit Agreement and in each of the other Loan Documents shall be true and correct in all material respects;

              (vi) Other than as set forth on Schedule 6.8 hereto, there is not any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a material adverse effect on the financings contemplated hereby or the Borrower or its business, operations or prospects; and

              (vii) The Borrower shall be in compliance with all existing financial and material contractual obligations before and immediately after giving effect to the financings contemplated hereby, except where the failure to comply could not, in the Agent's reasonable judgment, have a Material Adverse Effect;

         (c) In the good faith judgment of the Agent and the Lenders:

             (i) There shall not have occurred in the Agent's reasonable judgment a material adverse change in the business, assets, revenues, operations, conditions (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 1995 or in the assumptions, facts or information contained in the financial statements, budgets, projections or pro forma balance sheets most recently delivered to the Agent by the Borrower;

             (ii) There shall not have occurred and be continuing since March 7, 1996 a material adverse change in the market for syndicated credit facilities similar in nature to the facilities provided hereunder or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent in its reasonable discretion;

             (iii) The corporate capital and ownership structure (including Articles of Organization and by-laws), shareholders agreements (if any), management equity
         interests and management contracts of the Borrower and its subsidiaries shall be reasonably satisfactory; and

              (iv) The Borrower's Registration Statement on Form S-1 filed in connection with the Initial Public Offering is in satisfactory form and content and has been declared effective.

         5.2. Conditions of All Revolving Loans. The obligations of the Lenders to make any Revolving Loans subsequent to the Closing Date are subject to the satisfaction of the following conditions:

              (a) the Agent shall have received a Borrowing Notice if required by Article II;

              (b) the representations and warranties of the Borrower and the Subsidiaries set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same effect as though such representations and warranties had been made on and as of such date, except (i) to the extent such representations and warranties refer to schedules, such representations and warranties shall be true and correct in all material respects as of the date of delivery of those schedules most recently delivered pursuant to Section 7.1(d) hereof,
         (ii) to the extent that such representations and warranties expressly relate to an earlier date and (iii) that the financial statements referred to in Section 6.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.1;

              (c) at the time of (and after giving effect to) each Advance, no Default or Event of Default shall have occurred and be continuing; and

              (d) immediately after giving effect to a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment.

                                   ARTICLE VI

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), as follows:

         6.1. Corporate Existence and Power; Subsidiaries.

              (a) The Borrower. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has full corporate power and authority to own, lease and operate its assets, properties and business and to conduct the business in which it is currently, or is currently proposed to be, engaged,
(iii) has full corporate power and authority to execute and deliver this Agreement and each other Loan Document to which it is a party and to perform its obligations hereunder and thereunder, and (iv) is duly licensed or qualified as a foreign corporation to do business in all jurisdictions in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualifications necessary, except as set forth on Schedule 6.1(a) attached hereto or where the failure to be so licensed or qualified would not have a Material Adverse Effect.

              (b) Subsidiaries. Schedule 6.1(b) hereto sets forth a list of all Subsidiaries of the Borrower and all ownership interests held by the Borrower or any Subsidiary in any other Person. All of the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary are owned, directly or indirectly through another Subsidiary, by the Borrower, and, except as set forth on Schedule 6.1(b) hereto, there are no outstanding subscriptions, warrants, options, calls, commitments, or other rights or agreements to which the Borrower, any of its Subsidiaries or any of their shareholders is bound relating to the issuance, sale or redemption of any shares of capital stock, or other ownership interests in, any such Subsidiary and no shares of capital stock or other ownership interests in any such Subsidiary are reserved for any purpose. Each Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated on Schedule 6.1(b) hereto, (ii) has full corporate power and authority to own, lease and operate its assets, properties and business and to conduct the business in which it is currently, or currently proposed to be, engaged, (iii) has full corporate power and authority to execute and deliver all Loan Documents to which it is or will be a party and to perform its obligations thereunder, and (iv) is duly licensed or qualified as a foreign corporation in all jurisdictions in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualifications necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. As of the Closing Date, and upon the consummation of the transactions contemplated hereby and by the other Loan Documents, all outstanding shares of capital stock of each Subsidiary have been duly authorized, validly issued, and fully paid and are nonassess-able, and are owned, directly or indirectly, by the Borrower free and clear of any Lien except those in favor of the Agent for the benefit of the Lenders created pursuant to the Loan Documents. No shares of capital stock of any such Subsidiary were issued in violation of any preemptive rights relating thereto.

         6.2. Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower and its Subsidiaries of this Agreement and each other Loan Document to which any of them is or will be a party and of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action, (b) do not contravene the terms of the charter documents or bylaws of the Borrower or any such Subsidiary, and (c) except as set forth on Schedule 6.2(c) hereto, will not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any material contractual obligation of the Borrower or any of its Subsidiaries or any Requirement of Law applicable to the Borrower or any of its Subsidiaries.

         6.3. Governmental Authorization. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law which has not already been obtained, performed or made, and no waiting period under any Requirement of Law which has not heretofore lapsed, is necessary or required in connection with the execution, delivery or performance before the Closing Date by, or the enforcement against, the Borrower and its Subsidiaries of this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby, except for such approvals, consents, compliance, exemptions, authorizations or actions, notices or filings as are set forth on Schedule 6.3 hereto.

         6.4. Binding Effect. This Agreement and each of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party will, upon the due execution and delivery thereof by the Borrower or such Subsidiary, constitute the legal, valid and binding obligation of the Borrower or such Subsidiary enforceable against the Borrower or such Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

         6.5. Capitalization. All outstanding shares of capital stock of the Borrower have been duly authorized. Except for the Warrant and as set forth on
Schedule 6.5 hereto, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights (preemptive or otherwise) or agreements to which the Borrower or, to the knowledge of the Borrower, any shareholder is bound relating to the issuance, sale or redemption of shares of Common Stock, Preferred Stock or other securities of the Borrower, and no shares of capital stock or other securities of the Borrower are reserved for any purpose other than issuance in connection with the Employee Stock Purchase Plan or the exercise of any Management Stock Options, employee stock options or the Warrant.

         6.6. Financial Information.

              (a) Financial Statements. The Borrower has delivered to the Agent and the Lenders (i) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at September 30, 1995, September 24, 1994 and September 25, 1993, and the audited consolidated statements of operations, cash flows and changes of stockholders' equity of the Borrower and its consolidated Subsidiaries for the years then ended and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 30, 1995 and the unaudited consolidated statements of operations, cash flows, and changes of stockholders' equity for each of the three months then ended (the financial statements described in clauses (i) and (ii) are referred to collectively as the "Financial Statements"). The Financial Statements fairly present the financial position of the Borrower and its Subsidiaries on a consolidated basis as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis, subject, in the case of the unaudited financial statement as at and for the three months ended December 30, 1995, to such year-end adjustments which would not result in a Material Adverse Effect. The Financial Statements have been prepared from the books and records of the Borrower which accurately and fairly reflect, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods indicated. Except for indebtedness being incurred in connection with the Loan Documents and for current liabilities incurred in the ordinary course of business consistent with past practices (and not materially different in type or amount), the Borrower and its Subsidiaries have no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, whether properly reflected under GAAP as a liability or a charge or reserve against an asset or equity account, and whether or not the amount thereof is readily ascertainable, as of the date hereof which are not otherwise reflected on the Borrower's balance sheets as at September 30 and December 30, 1995, including the notes thereto, or on Schedule 6.6(a) attached hereto.

              (b) Pro Forma Balance Sheet. The Pro Forma Balance Sheet was prepared in a manner consistent with the audited consolidated balance sheet of the Borrower and its Subsidiaries dated December 30, 1995 and in accordance with GAAP, subject to such year-end adjustments which would not result in a Material Adverse Effect.

              (c) Projections. The Projections delivered on January 24, 1996 (including the assumptions contained therein) have been prepared by the Borrower in good faith taking into effect the past operations of the Borrower and the other transactions contemplated by the Prior Credit Facilities, the Note Purchase Agreement and the Recapitalization Agreement.

         6.7. Absence of Certain Changes. Except as set forth on Schedule 6.7 attached hereto or as contemplated hereby or by the other Loan Documents, since September 30, 1995, the Borrower and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been (a) any event or change which would be reasonably expected to have a Material Adverse Effect, (b) any issuance by the Borrower or any of its Subsidiaries of any shares of capital stock, bonds or other securities, (c) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Borrower or any of its Subsidiaries, (d) any borrowing or incurrence of liabilities, except borrowings under its existing loan agreements in the ordinary course consistent with past practices, (e) any changes by the Borrower or any of its Subsidiaries in their accounting principles, practices or methods, (f) any sale, assignment, pledge, mortgage or transfer of any of the assets, or cancellation of any debts or claims, by the Borrower or any of its Subsidiaries, except in the ordinary course consistent with past practices, (g) any payment, loan or advance of any amount to or at the request of, or sale, transfer or lease of any properties or assets of the Borrower or any of its Subsidiaries to, or the entering of any agreement, arrangement or transaction with, any officer, director or employee or affiliate of the Borrower or any of its Subsidiaries, or any business or entity in which any such person or entity has any direct or indirect interest, or (h) any development or combination of developments of which management of the Borrower or any of its Subsidiaries has knowledge which would be reasonably likely to result in an issuance of a qualified auditor's opinion with respect to the Borrower's annual financial statements.

         6.8. Litigation; Loss Contingencies. Except as set forth in Schedule
6.8 hereto, there are no legal actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrower threatened, at law, in equity, in arbitration or before any Governmental Authority against or, to the Borrower's knowledge, directly affecting the Borrower or any of its Subsidiaries (a) with respect to this Agreement or any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would have a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Loan Documents. There are no material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in consolidated financial statements of the Borrower were such financial statements prepared at the time this representation and warranty is made or deemed made.

         6.9. No Default or Breach. No default or event has occurred and is continuing or would result from the consummation of the transactions contemplated hereunder and under the other Loan Documents which constitutes or, with the giving of notice or passage of time or both, would constitute an Event of Default (as hereinafter defined). Except as set forth on Schedule 6.9 attached hereto, after giving effect to the transactions contemplated hereby and by the other Loan Documents, neither the Borrower nor any of its Subsidiaries nor, to the best of the Borrower's knowledge, with respect to any Material Contract, any other party thereto, is or will be in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, could have a Material Adverse Effect.

         6.10. Material Contracts. Each Material Contract is, and after giving effect to the consummation of the transactions contemplated hereby and by the other Loan Documents will be, in full force and effect in accordance with the terms thereof, except to the extent any such Material Contract expires or terminates in accordance with its terms as in effect on the Closing Date.

         6.11. Related Party Agreements. Except as set forth on Schedule 6.11 hereto or as disclosed on the other schedules hereto, neither the Borrower nor any of its Subsidiaries is a party to any contract, agreement or commitment (a) with any director, officer or shareholder of the Borrower (both before and after giving effect to the transactions contemplated hereby and by the other Loan Documents), or, (b) to the Borrower's knowledge, with any Person in which any such director, officer or shareholder has any direct or indirect interest.

         6.12. Environmental Compliance. The properties and operations of the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there is no release or threatened release of Hazardous Materials by the Borrower or, to the Borrower's knowledge, any other Person at, under or about any properties operated by the Borrower which could reasonably be expected to interfere with the continued operation of such properties or materially impair the fair saleable value thereof. Neither the Borrower nor any of its Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, nor does the Borrower nor any of its Subsidiaries have knowledge or reason to believe that any action, claim or proceeding is being threatened.

         6.13.    Compliance with Law.

              (a) Conduct of Business. Except as set forth on Schedule 6.13 attached hereto, the Borrower and its Subsidiaries have conducted their business so as to comply with, and are in compliance with, all Requirements of Law, except where the failure to so comply would not have a Material Adverse Effect.

              (b) Licenses. The Borrower and its Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required by any Governmental Authority in connection with the operation of their business, except where the failure to obtain such requirements would not have a Material Adverse Effect.

         6.14. Title to Properties. The Borrower and each of its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its properties and assets, including those reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as at December 30, 1995, except for assets disposed of since the date of such balance sheet in the ordinary course of business.

         6.15. Taxes. All Tax returns required to be filed on or prior to the date hereof by the Borrower and its Subsidiaries with all taxing authorities have been filed. All such returns are true and correct in all material respects. The Borrower and its Subsidiaries have either paid or made provisions (subject in the case of periods ending after September 30, 1995 to normal year-end adjustments which are consistent with past practices and would not result in a Material Adverse Effect) for all Taxes shown as due on such returns, and for all other Taxes the non-payment of which could be reasonably expected to have a Material Adverse Effect.

         6.16.    Employee Matters.

              (a) List of Agreements. Except as shown on Schedule 6.16 hereto, there are no agreements between the Borrower or any of its Subsidiaries and any of their employees, consultants, officers and directors, or any other persons performing services for the Borrower or such Subsidiary, relating to their employment by or performance of services for the Borrower or such Subsidiary or their compensation therefor, other than employment agreements with employees terminable at will or on less than 60 days prior notice.

              (b) ERISA Matters. Neither the Borrower nor any of its Subsidiaries maintains or contributes to, nor has the Borrower or any such Subsidiary (or any person or entity under "common control" with the Borrower, as "common control" is defined in ERISA) heretofore maintained or contributed to any "employee pension benefit plan" as defined in Section 3(2) of ERISA. The Borrower has delivered to the Agent true copies of all Welfare Plans, and all of such Welfare Plans and the administration thereof comply in all material respects with the requirements of ERISA, the Code and all other Requirements of Law applicable thereto and the Borrower has received no notice from any Governmental Authority of any failure to so comply which failure has not been cured. All reports and returns with respect to the Welfare Plans required to be filed with any Governmental Authority have been timely filed. Each Welfare Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in all material respects in compliance with the applicable requirements of Sections 601 through 607 of ERISA and Section 4980B(f) of the Code. The execution and delivery of this Agreement and each of the other Loan Documents and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code or any other violation of ERISA or any other Requirement of Law related thereto.

              (c) Labor Organizations. Except as set forth on Schedule 6.16 hereto, neither the Borrower nor any of its Subsidiaries is party to any collective bargaining agreement with any labor union or similar organization, nor does the Borrower or any of its Subsidiaries know of any such organization which represents or claims to represent, is currently soliciting union authorization cards from, or intends to organize, any of the employees of the Borrower or any of its Subsidiaries.

              6.17. Intellectual Property. The Borrower and its Subsidiaries own, or have a license or otherwise have the right to use, in all jurisdictions in which they carry on business, all patents (including all applications, renewals, reissues, extensions, divisions, continuations and extensions thereof), trademarks (including both registered and unregistered trademarks and applications therefor), service marks, trade names, copyrights (including all registrations, renewals, modifications and extensions thereof), and know-how and trade secrets of material importance to the conduct of their business as currently conducted (collectively, the "Intellectual Property"), without violating or conflicting with the rights of others. Schedule 6.17 hereto lists
(a) all patents, all registered and material unregistered trademarks, service marks and trade names and all registered copyrights, and all applications for any of the foregoing that are owned by the Borrower or any of its Subsidiaries and (b) all third parties who are licensed by the Borrower to distribute, market or resell the Borrower's software products. Except as set forth on Schedule 6.17 hereto, none of the Intellectual Property is subject to any Lien other than Permitted Liens. To the knowledge of the Borrower, the software currently marketed by the Borrower (the "Borrower Software") does not infringe or violate the patent, copyright, trademark, trade name service mark or trade secret rights of any other Person. To the knowledge of the Borrower, no claim of any Person is pending or threatened to the effect that any Borrower Software infringes upon or conflicts with any such rights of any such Person. To the knowledge of the Borrower, no Person is infringing or violating any patent, copyright, trademark, trade name service mark or trade secret rights relating to any Borrower Software or any licensing agreement with respect to the use of the Borrower Software. Except as set forth on Schedule
6.17 hereto, to the knowledge of the Borrower, no Person is using the Borrower Software except pursuant to a license agreement with the Borrower. Except as set forth on Schedule 6.17 hereto, each officer or technical employee of the Borrower or any Subsidiary has executed and delivered to the Borrower a confidentiality agreement in favor of the Borrower, substantially in form of one of the agreements attached to Schedule 6.17 hereto.

         6.18. Insurance. The properties and the conduct of the business of the Borrower and its Subsidiaries are insured in such amounts and against such risks and losses as are set forth on Schedule 6.18 attached hereto.

         6.19. Books and Records. The books and records of the Borrower and its Subsidiaries, including the minutes of director and shareholder meetings, consents or actions, are accurate, current and complete in all material respects.

         6.20. Investment Company; Government Regulations. Both before and after giving effect to the transactions contemplated by the Loan Documents, neither the Borrower, any of its Subsidiaries nor any Person controlling, controlled by or under common control with the Borrower or any such Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended; provided, however, that no representation is made with respect to whether Warburg, Pincus Ventures, L.P. is an investment company under such act. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Borrower Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the Purchase Price will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations G, T, U or X of such Board of Governors.

         6.21.    Disclosure.

              (a) This Agreement and Other Loan Documents. This Agreement and the other Loan Documents (including any and all schedules and exhibits thereto), and all other documents and certificates furnished to the Agent by the Borrower or its Subsidiaries on or prior to the Closing did not and do not contain any untrue statement of a material fact or omit, to the extent such agreements, documents and certificates are taken as a whole, to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

              (b) Material Adverse Effect. There is no fact known to the Borrower or any of its Subsidiaries which the Borrower has not disclosed to the Agent in writing that has had or could be reasonably expected to have a Material Adverse Effect.

         6.22. Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or by the other Loan Documents based on any agreement, arrangement or understanding with the Borrower or any of its Subsidiaries or any action taken by the Borrower or any of its Subsidiaries.

         6.23. Solvency Matters. After giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents and in each case determined on a consolidated basis, (a) the fair value of the assets of the Borrower (both at fair valuation and at present fair saleable value) will be greater than the total amount of liabilities, including, contingent and unliquidated liabilities, of the Borrower, (b) the Borrower will be able to pay all of its liabilities as they mature, and (c) the Borrower will not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


                                   ARTICLE VII

                              Affirmative Covenants

         Until the Obligations have been paid and satisfied in full, and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         7.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and, if there are any Material Subsidiaries, consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and, if there are any Material Subsidiaries, consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Coopers & Lybrand, L.L.P., or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not reasonably acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1(a) through 8.1(d), which certificate shall be in the form of Exhibit I;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and, if there are any Material Subsidiaries, consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and, if there are any Material Subsidiaries, consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 6.6(a) hereof with respect to interim financial statements, and
(ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 7.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 7.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) together with each delivery of the financial statements required by
Section 7.1(b), deliver to the Agent and each Lender revised schedules to this Agreement reflecting all changes thereto through the end of the fiscal quarter to which such financial statements relate;

         (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of

(i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Commission or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and
(iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

         (f) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year;

         (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         7.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (other than Permitted Liens) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

         7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established.

         7.5. Insurance, Proceeds of Insurance and Condemnation. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are prudent when considered in light of the Borrower's properties and businesses, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions, co-insurance and other provisions providing coverages that are prudent when considered in light of the Borrower's properties and businesses, such insurance policies to be in form reasonably satisfactory to the Agent, and
(c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

         7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice to an Authorized Representative; provided, however, that prior to the occurrence and continuance of an Event of Default, the costs associated with all such visits and inspections by a Lender shall be borne by such Lender and the costs associated with such visits and inspections by the Agent, in excess of one visit and inspection each calendar year (the reasonable costs with respect to which shall be borne by the Borrower) shall be borne by the Agent. After the occurrence and during the continuation of an Event of Default, all costs associated with such visits and inspections by the Agent or any Lender shall be borne by the Borrower.

         7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so would not have a Material Adverse Effect.

         7.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted, except where the failure to do so would not have a Material Adverse Effect.

         7.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.2 through 7.9, and 7.19 inclusive.

         7.11. Officer's Knowledge of Default. Upon any senior executive officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, cause such officer or an Authorized Representative to reasonably promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         7.12. Suits or Other Proceedings. Upon any Authorized Representative of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary by any Person, including without limitation any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $1,000,000 not otherwise covered by insurance, reasonably promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect or unless (a) the applicability of the Environmental Law, (b) the fact of such violation, (c) its liability or (d) the remediation of such violation proposed by any Governmental Authority is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been established.

         7.15. Indemnification. Without limiting the generality of Section 12.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) incurred by them and arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. Payment of amounts due pursuant to this Section 7.15 shall be made immediately upon written demand by the Agent or any Lender. The Borrower shall not be liable under this Section 7.15 for any such amounts arising solely as a result of the gross negligence or willful misconduct of any indemnified party. The provisions of this Section 7.15 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         7.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.17. Employee Benefit Plans.

               (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Employee Benefit Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

               (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (c) With reasonable promptness but in any event within fifteen
         (15) days deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         7.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

         7.19. New Subsidiaries. Within thirty (30) days of the acquisition or creation of any Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (a) if such Subsidiary is a Material Subsidiary, a Facility Guaranty executed by such Material Subsidiary substantially in the form of Exhibit E;

               (b) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1(a)), to the effect that (such opinion paragraphs to be in the form of and to the extent set forth in the opinions delivered pursuant to Section 5.1(a)(ii) hereof, where applicable):

                    (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted; and

                    (B) the execution, delivery and performance of the Facility
               Guaranty described in this Section 7.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

               (c) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.19.

         7.20. Compliance with Material Contracts. Comply with the terms of all Material Contracts except to the extent (i) such noncompliance could not reasonably be expected to have and does not have a Material Adverse Effect and
(ii) any such Material Contract expires or terminates in accordance with its terms as in effect on the Closing Date.

                                  ARTICLE VIII

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full, and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         8.1. Financial Covenants.

              (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $51,795,059 at and from the Closing Date to but not including the last day of each succeeding fiscal quarter of the Borrower and (ii) at all times thereafter, adjusted as of each Determination Date, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 8.1(a) during the fiscal quarter of the Borrower immediately preceding the fiscal quarter ending on such Determination Date (or, with respect to the fiscal quarter in which the Closing Date occurs, during the period commencing on the Closing Date to but not including the last day of such fiscal quarter), plus (B) 75% of Consolidated Net Income for the fiscal quarter of the Borrower ending on such Determination Date (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 50% of the aggregate amount of all increases in the stated capital and additional paid in capital accounts of the Borrower resulting from an Equity Offering or other capital investments consummated during the fiscal quarter of the Borrower ending on such Determination Date.

              (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 2.50 to 1.00 for the Four-Quarter Period ended on any Determination Date.

              (c) Consolidated Net Income. Permit the Consolidated Net Income for any two consecutive fiscal quarters, measured as of each Determination Date, to be less than $1.00.

         8.2. Acquisitions. Consummate, or enter into any agreement, contract, binding commitment or other arrangement providing for, any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall exist immediately prior to and after giving effect to such

Acquisition and the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit I prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately prior to and after giving effect thereto, (iii) the Cost of Acquisition with respect to such Acquisition shall not exceed $10,000,000, and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed $15,000,000.

         8.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (all of which shall be collectively referred to as "Permitted Liens"):

              (a) Liens existing as of the date hereof as set forth in Schedule
         8.3 hereto;

              (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

              (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary; and

              (f) purchase money Liens to secure Indebtedness permitted under
         Section 8.4(d) and incurred to purchase fixed assets, provided such Indebtedness represents not more than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness.

              (g) Liens on assets acquired in an Acquisition permitted under
         Section 8.2 hereof so long as such Liens (i) are not incurred in contemplation of such Acquisition and (ii) do not extend to any assets other than the assets being acquired in such Acquisition.

         8.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower, howsoever evidenced, except:

              (a) Indebtedness existing as of the date hereof and as set forth in the consolidated balance sheet of the Borrower and its Subsidiaries dated as of December 30, 1995 or on Schedule 6.6(a) and any extension, renewal or refinancing thereof that does not increase the principal amount thereof or interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing; provided, however, that none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or interest payable thereon or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

              (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

              (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

              (d) purchase money Indebtedness described in Section 8.3(f) not to exceed an aggregate outstanding amount at any time of $500,000;

              (e) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (e) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (f) shall in no event exceed $2,000,000 at any time;

              (f) Indebtedness of a Person acquired in an Acquisition permitted under Section 8.2 hereof so long as (i) such Indebtedness is not incurred in contemplation of such Acquisition, (ii) neither the Borrower nor any Subsidiary (other than the Person being acquired or a Subsidiary of the Person being acquired) is liable for or assumes such Indebtedness and such Indebtedness is, and continues after such Acquisition to be, non-recourse to the Borrower and all Subsidiaries (other than the Person acquired or a subsidiary of such Person) and
         (iii) the aggregate principal amount of all such Indebtedness does not exceed $4,000,000; and

              (g) Indebtedness constituting part of the Cost of Acquisition of any Acquisition permitted hereunder.

         8.5. Capital Expenditures. Make or become committed to make Capital Expenditures which exceed $2,000,000 in the aggregate in any Fiscal Year of the Borrower (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period).

         8.6. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory or sales or licensing of software in the ordinary course of business,
(b) dispositions of assets of the Borrower or any Subsidiary to a wholly owned domestic Material Subsidiary which has delivered all documents required under
Section 7.19 hereof, or by any Subsidiary to the Borrower (c) dispositions of equipment, inventory or other assets (in addition to dispositions thereof permitted under clause (a) above) which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of $500,000 or less and are not replaced by similar assets having at least equivalent value,
(d) dispositions of equipment which is replaced by equipment of equal or greater utility and value within thirty (30) days of the date of disposition thereof,
(e) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (f) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 8.8, and (g) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries.

         8.7. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

              (a) securities of any Person acquired in an Acquisition permitted hereunder;

              (b) Eligible Securities;

              (c) investments existing as of the date hereof and as set forth in
         Schedule 6.1(b);

              (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

              (e) loans and advances to and investments in Subsidiaries which are Guarantors;

              (f) loans and advances to Subsidiaries who are not Guarantors provided (i) the aggregate principal amount of such loans and advances shall not exceed $500,000 and (ii) all evidence of such Indebtedness, including any promissory notes, shall be pledged to the Agent for the benefit of the Lenders;

              (g) loans and advances to employees of the Borrower in the ordinary course of business not in excess of $100,000 in aggregate principal amount outstanding at any time; or

              (h) investments in or contributions to Employee Benefit Plans required under any such plans as in effect on the Closing Date or as required under ERISA or the Code or the fiduciary standards thereunder.

         8.8. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 8.6 hereof) provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly owned domestic Material Subsidiary of the Borrower which has delivered all documents required under Section 7.19 hereof, and (ii) any other Person may merge into or consolidate with the Borrower or any Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 8.2 hereof.

         8.9. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing.

         8.10. Transactions with Affiliates. Enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary (c) in either case in the ordinary course of business and upon terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower and (d) the Borrower may make Restricted Payments to any Affiliate of the Borrower that are permitted under Section 8.9 hereto.

         8.11. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

               (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

               (b) permit for a period of thirty (30) or more consecutive days the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

               (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) to exist with respect to any Pension Plan, whether or not waived, for a period in excess of twelve (12) consecutive months; or

               (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

               (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $200,000; or

               (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof, except where the failure to do so would not have a Material Adverse Effect.

         8.12. Fiscal Year. Change its Fiscal Year.

         8.13. Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (a) the dissolution or liquidation of a Subsidiary in which all proceeds thereof are paid to the Borrower and (b) a merger or consolidation permitted pursuant to Section 8.8.

         8.14. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary.

         8.15. Negative Pledge Clauses. Enter into any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with property acquired with the proceeds of purchase money Indebtedness permitted hereunder.

                                   ARTICLE IX

                       Events of Default and Acceleration

         9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

               (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

               (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent pursuant to the Loan Documents on the date on which the same shall be due and payable and such default shall continue for three (3) or more Business Days; or

               (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.7, 7.11, 7.12, 7.19 or Article VIII; or

               (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or a senior executive officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

               (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or such default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

               (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Material Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

               (g) if the Borrower or any Material Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

               (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Material Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $500,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $500,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

               (j) if the Borrower or any Material Subsidiary shall, other than
         (i) in the ordinary course of business (as determined by past practices), (ii) in connection with any asset sale permitted under
         Section 8.6 hereof or (iii) (with respect only to a Material Subsidiary) as a result of a merger permitted under Section 8.8 hereof, suspend all or any part of its operations material to the conduct of the business of the Borrower or any Material Subsidiary for a period of more than sixty (60) days; or

               (k) if the Borrower or any Material Subsidiary shall breach any of the material terms or conditions of any Swap Agreement and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Material Subsidiary shall disaffirm or seek to disaffirm any such Swap Agreement or any of its obligations thereunder; or

               (l) other than as a result of any public Equity Offering, cause, suffer or permit any Person or group of Persons acting in concert, to own or control, directly or indirectly, more than 30% of the outstanding securities of the Borrower having voting rights in the election of directors, in each case to be determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests, including without limitation the Series B Preferred Stock, the Series C Preferred Stock, the Non-Voting Common Stock, any shares of Common Stock which may be issued in connection with the exercise of Management Stock Options and the Warrant;

               (m) during any period of up to 24 consecutive months, commencing after the Closing Date, cause, suffer or permit individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) to cease for any reason to constitute a majority of the directors of the Borrower then in office;

               (n) cause, suffer or permit for a period of one (1) year following the Closing Date, Warburg, Pincus Ventures, L.P. to own or control directly less than 1% of the outstanding securities of the Borrower having voting rights in the election of directors, determined as provided in clause (i) above; and

               (o) cease to retain at least two of the following four individuals, Robert F. Raco, Christine Shapleigh, Donald Cook and Thomas Zajac, as executive officers of the Borrower.

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, any or all of the following actions may be taken: (i) the Agent (A) with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Revolving Loans terminated, whereupon the obligation of each Lender to make further Revolving Loans hereunder shall terminate immediately, and (B) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and (ii) the Agent and each of the Lenders shall have all of the rights and remedies available under each of the Loan Documents or under any applicable law.

         9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this Article IX, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

              (a) amounts due to the Lenders pursuant to Sections 2.9 and 11.5;

              (b) amounts due to the Agent pursuant to Section 10.11;

              (c) payments of interest on Loans to be applied for the ratable benefit of the Lenders;

              (d) payments of principal of Loans to be applied for the ratable benefit of the Lenders;

              (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

              (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

              (g) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                    ARTICLE X

                                    The Agent

         10.1. Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         10.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Guarantor or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other Document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any Guarantor to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Guarantor or to inspect the properties, books or records of the Borrower or its Subsidiaries or any other Guarantor.

         10.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other Document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         10.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, its Subsidiaries or any other Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each Guarantor and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower, its Subsidiaries and any other Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, its Subsidiaries and any other Guarantor which may come into the possession of the Agent or any of its affiliates.

         10.7. Indemnification. Each of the Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any Guarantor and without limiting any obligations of the Borrower or any Guarantor to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other Document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

         10.8. Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

         10.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor

Agent which satisfies the criteria set forth above in this Section 10.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other Document executed pursuant to this Agreement; provided, however, that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         10.10. Sharing of Payments, Etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         10.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

                                   ARTICLE XI

                                  Miscellaneous

         11.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of the assigning Lender's rights and obligations under the Revolving Credit Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note to give effect to the assignment, (iii) the minimum aggregate amount of a Revolving Credit Commitment which shall be assigned is $5,000,000,
(iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or any other Guarantor or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section
6.6 or Section 7.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

         (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in Section 11.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

         (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be of a constant and not a varying percentage of the selling Lender's rights and obligations under the Revolving Credit Facility, and shall be in an aggregate minimum amount of $3,000,000, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment, and (vi) the sale of any such participations which require Borrower to file a registration statement with the Commission or under the securities regulations or laws of any state shall not be permitted.

         (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

         11.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), (iii) on the Business Day after deposit with a national overnight delivery service or (iv) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Transition Systems, Inc.
                           One Boston Place
                           27th Floor
                           Boston, Massachusetts 02108
                           Attention:      Robert E. Kinney,
                                           Chief Financial Officer

                           Telephone:      (617) 723-4222
                           Telefacsimile:  (617) 723-8700

                           with a copy to:

                           Warburg, Pincus Ventures, L.P.
                           466 Lexington Avenue
                           New York, New York 10017
                           Attention:      Patrick T. Hackett, Managing Director
                           Telephone:      (212) 878-9405
                           Telefacsimile:  (212) 878-9361

                  (b)      if to the Agent:

                           NationsBank, N.A.
                           Independence Center
                           15th Floor, NC1 001-15-04
                           Charlotte, North Carolina 28255
                           Attention: Ms. Lori McIntosh
                           Telephone:      (704) 388-1108
                           Telefacsimile:  (704) 386-9923

                           with a copy to:

                           NationsBank
                           Technology Corporate Finance
                           901 Main Street, 67th Floor
                           Dallas, Texas  75202
                           Attention:      Yousuf Omar
                                           Senior Vice President
                           Telephone:      (214) 508-9074
                           Telefacsimile:  (214) 508-0980

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         11.3. Setoff. The Borrower agrees that the Agent and each Lender shall have a Lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with prior notice to the Borrower (or with or without prior notice to the Borrower during the continuance of an Event of Default) to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.5. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

         11.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any Guarantor shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                    (i)   which changes, extends or waives any provision of
               Section 2.6, Section 10.9 or this Section 11.6, the amount of or the due date of any scheduled principal installment of or the rate of interest payable on or fees payable with respect to any Obligation, which changes the definition of Required Lenders, which permits an assignment by the Borrower or any Guarantor of its Obligations under any Loan Document, which reduces the required consent of the Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment of any Lender, or the Total Revolving Credit Commitment, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders; or

                    (ii) which releases the obligation of any Guarantor under any Facility Guaranty shall be effective unless with the written consent of each of the Lenders; or

                    (iii) which affects the rights, privileges, immunities or
               indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

         11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         11.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

               (a) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF

         THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

               (b) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

               (c) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

               (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         11.15. Confidentiality. Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.7 to keep confidential any information from time to time supplied to it by the Borrower or any Subsidiary; provided, however, that nothing herein shall affect the disclosure of any such information to: (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process, (ii) counsel for such Lender or to its accountants, (iii) bank or insurance examiners or auditors or comparable persons, (iv) any representative or affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any

Lender's rights under this Agreement or the Notes who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans. Without affecting any other rights of the Borrower and each Subsidiary, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.15.

         11.16. Termination of Prior Credit Facilities. The parties hereto acknowledge and agree that as of the Closing Date the Prior Credit Facilities and all commitments and obligations to lend thereunder are terminated, except for such terms and provisions thereof which by their terms survive any such termination.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                         TRANSITION SYSTEMS, INC.



                                         By:   /s/ Robert E. Kinney
                                            ---------------------------------
                                         Name: Robert E. Kinney
                                         Title: Chief Financial Officer





                                         NATIONSBANK, N.A.,
                                         as Agent for the Lenders



                                         By:   /s/ Yousuf Omar
                                            ---------------------------------
                                         Name: Yousuf Omar
                                         Title: Senior Vice President





                                CREDIT AGREEMENT
                              Signature page 1 of 4

                                    NATIONSBANK, N.A.



                                    By:    /s/ Yousuf Omar
                                       ------------------------------------
                                    Name:  Yousuf Omar
                                    Title:  Senior Vice President

                                    Lending Office:
                                    Independence Center
                                    NC1 001-15-04
                                    Charlotte, North Carolina 28255
                                    Attention:      Ms. Lori McIntosh
                                    Telephone:      (704) 388-1108
                                    Telefacsimile:  (704) 386-9923

                                    Wire Transfer Instructions:
                                    NationsBank, N.A.
                                    ABA# 053000196
                                    Account No.: 1366210022506
                                    Reference: Transition Systems, Inc.
                                    Attention: Ms. Lori McIntosh






                                CREDIT AGREEMENT
                              Signature page 2 of 4

                                   THE FIRST NATIONAL BANK OF BOSTON



                                   By:     /s/ Oscar Jazdowski
                                       -------------------------------------
                                   Name:   Oscar Jazdowski
                                   Title:   Director

                                   Lending Office:
                                   100 Federal Street
                                   Boston, Massachusetts 02110
                                   Attention: Mike Walker
                                   Telephone:       (617) 434-9625
                                   Telefacsimile:   (617) 434-9821

                                   Wire Transfer Instructions:
                                   The First National Bank of Boston
                                   ABA# 011-000-390
                                   Account No.: _____________________
                                   Reference: Transition Systems, Inc.
                                   Attention: Mike Walker





                                CREDIT AGREEMENT
                              Signature page 3 of 4

                                      FLEET BANK OF MASSACHUSETTS, N.A.



                                      By:    /s/ Catherine M. Bruton
                                      -------------------------------------
                                      Name:  Catherine M. Bruton
                                      Title: Vice President

                                      Lending Office:
                                      75 State Street
                                      Boston, Massachusetts 02109
                                      Attention: Susan Koulouris
                                      Telephone:       (617) 346-1851
                                      Telefacsimile:   (617) 346-1633

                                      Wire Transfer Instructions:
                                      Fleet Bank of Massachusetts, N.A.
                                      ABA# 011-000-138
                                      Account No.: 1510350
                                      Account Name:  Incoming Loan Process
                                      Reference: Transition Systems, Inc.
                                      Attention: Agent Bank








                                CREDIT AGREEMENT
                              Signature page 4 of 4

                                    EXHIBIT A

                        Applicable Commitment Percentages


Lender                               Revolving                 Applicable
- - ------                               Credit                    Commitment
                                     Commitment                Percentage
                                     ----------                ----------
NationsBank, N.A.                    $10,000,000                 40.0%

The First National
         Bank of Boston              $ 7,500,000                 30.0%

Fleet Bank of                        $ 7,500,000                 30.0%
     Massachusetts, N.A.             -----------

                                     $25,000,000







                                       A-1